                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM  8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of report (Date of earliest event reported)           March 31, 1998


                                   ICO, Inc.
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             (Exact name of Registrant as Specified in Its Charter)



                                     Texas
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                 (State or Other Jurisdiction of Incorporation)



            0-10068                                       76-0566682
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    (Commission File Number)                           (I.R.S. Employer
                                                      Identification No.)


    11490 Westheimer, Suite 1000, Houston, TX                 77077
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    (Address of Principal Executive Offices)                (Zip Code)



                                (281) 721-4200
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               (Registrant's Telephone Number, Including Area Code)



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          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

     On March 31, 1998 the Company acquired J.R. Courtenay (N.Z.) Ltd. and its wholly owned subsidiary, Courtenay Polymers Pty. Ltd., for $14,052,500 in cash and the assumption of approximately $814,000 in debt. The purchase price is subject to adjustment following completion of an audit of the acquired company's fiscal year 1998 financial statements. The Company will account for the acquisition using the purchase method of accounting.

     J.R. Courtenay (N.Z.) Ltd. and Courtenay Polymers Pty. Ltd. are located in Auckland, New Zealand and Melbourne, Australia, respectively, and are leading providers of polymer powders to the rotational molding and metal coating industries in New Zealand and Australia. These companies sell an extensive line of materials using proprietary formulations under the Cotene/TM/ brand name and also provide a complete range of size reduction and compounding services.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 2. Agreement for sale & purchase of all the share capital of J.R. Courtenay (N.Z.) Ltd. dated March 20, 1998 among ICO, Inc., ICO Technology, Inc. (a wholly owned subsidiary of the Company), Mr. J.
            R. Courtenay, Mr. Dario Masutti and Mr. R. Narev and Mr. J. R. Courtenay, together as trustees.

     It is impractical to file the required financial statements and pro forma financial statements with this filing. These items will be filed by June 15, 1998.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, ICO, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            ICO, INC.


Date: April 15, 1998                             /s/ Asher O. Pacholder
                                            ----------------------------------
                                            Dr. Asher O. Pacholder
                                            Chairman of the Board and
                                            Chief Financial Officer


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